Exhibit 10.1

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the 14th day of May, 2026.

BETWEEN:

GRIDAI TECHNOLOGIES CORP. (formerly Entero
Therapeutics, Inc.), a company incorporated under the
laws of the State of Delaware having an address at 777
Yamato Road, Suite 502, Boca Raton, FL 33431

(the “Company”)

AND:

1396974 BC LTD., a company incorporated under the

laws of the Province of British Columbia having an

address at 113-8030 Ryan Road, Richmond, BC V7A 2E5

(the “Subscriber”)

WHEREAS:

A.            The Company is indebted to the Subscriber in the aggregate amount of $1,032,315, comprised of the principal amount of $700,000 and accrued interest in the amount of $332,315 (the “Outstanding Amount”), in respect of a Revolving Loan Agreement dated as of January 27, 2025 between the Company and the Subscriber; and

B.            The Subscriber has agreed to accept (i) a cash payment in the aggregate amount of $800,000, comprised of the principal amount of $700,000 and accrued interest in the amount of $100,000, from the Company (the “Cash Payment”); and (ii) 71,482 shares of common stock in the capital of the Company (each, a “Share”) at a deemed price of $3.25 per Share, being the average closing price of the previous five trading days, in satisfaction of the remaining accrued interest in the amount of $232,315 (the “Share Settlement Consideration”) as full and final payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement;

NOW THEREFORE, this Agreement witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Subscriber (each, a “Party” and together, the “Parties”) hereto agree as follows:

1.	Interpretation

1.1            In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2            Any reference to currency is to the lawful currency of the United States of America unless otherwise indicated.

2.	Acknowledgement of Indebtedness

2.1            The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

3.	Payment of Indebtedness

3.1            As full and final payment of the Outstanding Amount, the Company will on the Closing Date (as defined herein):

(a)	remit to the Subscriber the Cash Payment by way of wire transfer; and

(b)	issue to the Subscriber the Shares, as duly issued, fully paid and non-assessable, in satisfaction of the Share Settlement Consideration, and the Subscriber will accept the Cash Payment and Share Settlement Consideration as full and final payment of the Outstanding Amount.

4.	Release

4.1	The Subscriber hereby agrees that, upon delivery of the Cash Payment and the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and at such time:

(a)	the Subscriber, for itself and its successors, assigns, heirs, administrators, representatives, agents, associates and affiliates (collectively, the “Releasors”) irrevocably and unconditionally remises, releases, quit-claims and forever discharges the Company and its present, former and future directors, officers, shareholders, associates, affiliates, partners, servants, agents, employees, contractors and their respective predecessors, successors, personal representatives, agents and assigns (collectively, the “Releasees”) of and from any and all manner of actions, causes, damages, claims, demands, obligations, liabilities and compensation of whatsoever kind under the Outstanding Amount (the “Claims”), whether at law or in equity, which the Releasors ever have or hereafter can, will or may have at any time in the future, or by reason of or in any way arising out of any action or inaction by or otherwise reflected in any way to the Releasees existing up to and including the date of this Agreement as such Claims relate to the Outstanding Amount;

(b)	the Releasors further covenant and agree not to directly or indirectly join, assist, aid or act in concert in any manner whatsoever with any other person in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against the Releasees or any of them with respect to the matters released by this Agreement or with respect to which the Releasors agree not to make any claim or take any proceedings; and

(c)	the Releasors further covenant and agree not to make or continue any claim or complaint or initiate or continue any proceeding against any person which might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, contribution, indemnity or other relief against the Releasees or any of them arising out of or in relation to the matters released or discharged pursuant to this Agreement.

4.2            The Releasors hereby represent, warrant and covenant that they have not assigned and will not assign to any other person any of the Claims that they are releasing hereunder.

4.3            For greater certainty, this Section 4 shall not apply to any and all claims or demands arising by virtue of the Subscriber being a shareholder of the Company.

5.	Documents Required from Subscriber

5.1            The Subscriber must complete, sign and return to the Company, an executed copy of this Agreement.

5.2            The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, notices and undertakings as may be required by regulatory authorities and applicable law.

6.	Independent Legal Advice

6.1            The Company and the Subscriber acknowledge and agree that Cozen O’Connor LLP (the “Subscriber’s Counsel”) has acted as counsel only to the Subscriber and is not protecting the rights and interests of the Company. The Company acknowledges and agrees that the Subscriber and the Subscriber’s Counsel have given the Company the opportunity to seek, and are hereby recommending that the Company obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Company hereby represents and warrants to the Subscriber and the Subscriber’s Counsel that the Company has sought independent legal advice or waives such advice.

7.	Closing

7.1            Closing of the offering of the Shares (the “Closing”) shall occur within 10 days following the date of this Agreement, to be mutually agreed upon by the Company and the Subscriber (the “Closing Date”). If the Closing has not occurred on or before the Closing Date, this Agreement shall automatically terminate without further action by either party, the Subscriber shall have no obligation to subscribe for Shares, and the Outstanding Amount shall remain outstanding and enforceable in accordance with its original terms, unaffected by this Agreement.

8.	Acknowledgements of Subscriber

8.1            The Subscriber acknowledges and agrees that:

(a)	no prospectus, registration statement or other like offering document has been filed by the Company with any securities commissions or any other regulatory authorities in connection with the issuance of the Shares;

(b)	the Shares have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and are being issued pursuant to an exemption from registration; accordingly, the Shares are “restricted securities” as defined under Rule 144 of the 1933 Act, and may be subject to indefinite resale restrictions unless and until the Shares are registered under the 1933 Act or an exemption from such registration is available.

(c)	the Company will refuse to register the transfer of any of the Shares not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in each case will only register such transfer in accordance with applicable laws;

(d)	the Subscriber has been furnished with all information, financial and otherwise, concerning the business, affairs and financial position of the Company necessary to make an informed decision to acquire the Shares, and the Subscriber agrees that such information has not been furnished pursuant to any form of written material which is, or may be construed as, an offering memorandum as that term is defined in applicable securities legislation, as from time to time amended, and regulations and rules prescribed thereto;

(e)	the issuance of the Shares will be made pursuant to the exemptions from the registration and prospectus requirements of applicable securities legislation and therefore, until such time when the Shares are registered in accordance with Section 10.2 and Section 10.3 hereof:

(i)	the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation,

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation,

(iii)	the Company is relieved from certain obligations that would otherwise apply under applicable securities legislation,

(iv)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares,

(v)	there is no government or other insurance covering the Shares, and

(vi)	there are risks associated with the acquisition of the Shares;

(f)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(g)	any subscription monies paid by the Subscriber for the Shares is being raised as “seed” or “risk” capital for the Company, which is in a speculative stage, and there is no market for the Shares whatsoever;

(h)	it and its advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)	the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, its legal counsel and/or its advisor(s);

(j)	the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements of the Subscriber contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber will promptly notify the Company, and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement;

(k)	any resale of the Shares by the Subscriber, until such time when the Shares are registered in accordance with Section 10.2 and Section 10.3 hereof, will be subject to resale restrictions contained in the securities laws applicable to the Company, the Subscriber and any proposed transferee and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Shares;

(l)	the Subscriber consents to the placement of a legend or legends on any certificate or other document evidencing any of the Shares setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement, with such legend(s) to be substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, AND, IF REQUESTED BY THE ISSUER, THE DELIVERY OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

(m)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and the Subscriber is solely responsible for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)	applicable resale restrictions;

(n)	there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares and the Company gives no opinion and makes no representation to the Subscriber with respect to the tax consequences to the Subscriber under federal, state, local or foreign tax laws that may apply to the Subscriber’s acquisition or disposition of the Shares; and

(o)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

9.	Representations, Warranties and Covenants of the Subscriber

9.1            By executing this Agreement, the Subscriber represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing and the disposition of the Shares by the Subscriber), that:

(a)	the Outstanding Amount is a bona fide debt of the Company;

(b)	the Subscriber is not a U.S. Person (as defined in Regulation S promulgated by the SEC pursuant to the U.S. Securities Act of 1933, as amended (“Regulation S”)) and is outside the United States when receiving and executing this Agreement;

(c)	the Subscriber makes the representations and warranties applicable to non-U.S. Persons set forth in Exhibit A hereto;

(d)	the Subscriber is acquiring the Shares as principal for the Subscriber’s own account for investment purposes only, not for the benefit of another person and not with a view to the resale or distribution of all or any of the Shares in the United States or to U.S. Persons (as defined in Regulation S) in violation of U.S. federal or state securities laws;

(e)	all of the information which the Subscriber has provided to the Company is correct and complete;

(f)	the Subscriber has sought no advice from the Company or any of its affiliates, associates, insiders, officers, promoters or directors in relation to the investment in the Shares, and neither the Company nor any of its affiliates, associates, insiders, officers, promoters or directors has provided any advice to the Subscriber in relation to such acquisition;

(g)	the decision to execute this Agreement and to acquire the Shares has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, other than as expressly set forth in this Agreement;

(h)	the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)	the Subscriber’s registered office is at the address set out on the first page of this Agreement;

(j)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase the Shares,

(ii)	that any person will refund the acquisition price of the Shares,

(iii)	as to the future price or value of the Shares, or

(iv)	that the Shares will be listed and traded on a stock exchange or that application has been made to list the Shares for trading on a stock exchange;

(k)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(l)	the Subscriber is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(m)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(n)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(o)	the Subscriber has received and carefully read this Agreement;

(p)	the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and agrees that the Company will not be responsible in any way for the Subscriber’s decision to invest in the Shares and the Company;

(q)	the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares; and

(r)	the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

9.2            The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Agreement and as of the Outside Date, and will survive the completion of the distribution of the Shares and any subsequent disposition by the Subscriber of the Shares.

9.3            The Subscriber acknowledges that the Company is relying upon the representations, warranties and covenants of the Subscriber set forth herein in determining the eligibility (from a securities law perspective) of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for the Shares) to acquire the Shares under this Agreement, and hereby agrees to indemnify the Company, including its affiliates, shareholders, directors, officers, partners, employees, advisors and agents against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants.

10.	Representations, Warranties and Covenants of the Company

10.1            By executing this Agreement, the Company represents, warrants and covenants to the Subscriber (which representations, warranties and covenants shall survive the Closing and the disposition of the Shares by the Subscriber), that:

(a)	the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power, authority, legal capacity and competence to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Company hereunder, and all necessary approvals of its directors and shareholders, or otherwise, with respect to such matters have been given or obtained;

(b)	this Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Company;

(c)	the execution, delivery and performance by the Company of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Company, and do not and will not constitute a breach of or default under any of the Company’s constating documents or any material agreement to which the Company is a party or by which it is bound;

(d)	the Company’s common stock is registered as a class under section 12(b) of the Exchange Act, and the Company is not in default of any material requirements of the Exchange Act or the rules and regulations promulgated thereunder;

(e)	the Company has taken no action to de-register its common stock under the Exchange Act, nor has the Company received any notification from the SEC seeking to revoke such registration pursuant to section 12(j) of the Exchange Act;

(f)	the Company is not in default of any material requirements of any applicable securities laws, or the rules and regulations of The Nasdaq Stock Market (“Nasdaq”);

(g)	no delisting, suspension of trading in or cease trade order with respect to any of the Company’s securities and, to the knowledge of the Company, no inquiry or investigation of any regulatory authority, is pending, in effect or ongoing or threatened;

(h)	trading in the Company’s common stock on Nasdaq is not currently halted or suspended;

(i)	the Company has, for the two years preceding the date hereof, filed all documents required to be filed by it in accordance with the Exchange Act, and the rules, policies and requirements of Nasdaq, in all material respects, and the Company has timely filed with the SEC and Nasdaq all material forms, reports, schedules, certifications, statements and other documents required to be filed by it under the Exchange Act, and, where applicable, the rules and policies of Nasdaq for the two years preceding the date hereof (the “Company Disclosure Record”);

(j)	the Company Disclosure Record complied as filed in all material respects with the Exchange Act, and, where applicable, the rules and policies of and Nasdaq, and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made;

(k)	other than in the ordinary course of business, there are no outstanding or unresolved comments in any comment letters from any securities regulators with respect to any of the Company Disclosure Record, and none of the Company or any of the Company Disclosure Record is subject of an ongoing audit, review, comment or investigation by any securities regulator; and

(l)	each of the consolidated financial statements contained or incorporated by reference in the Company Disclosure Record, including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with generally accepted accounting principles in the United States applied on a basis consistent with past practice of the Company throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to the absence of footnotes and year-end adjustments).

11.	Acknowledgement

11.1          The Subscriber acknowledges that the Subscriber is responsible for obtaining such legal advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by it of this Agreement.

12.	Costs

12.1          The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Shares will be borne by the Subscriber.

13.	Governing Law

13.1          This Agreement and all claims arising out of or relating to this Agreement are governed exclusively by the laws of the State of New York and the federal laws of the United States applicable therein. The Parties irrevocably attorn to the exclusive jurisdiction of the courts of the State of New York.

14.	Survival

14.1          This Agreement, including without limitation the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Parties hereto notwithstanding the completion of the acquisition of the Shares by the Subscriber pursuant hereto.

15.	Assignment

15.1          This Agreement is not transferable or assignable.

16.	Time of Essence

16.1          Time will be of the essence of this Agreement.

17.	Execution and Delivery

17.1          Delivery of an executed copy of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed copy of this Agreement. The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the delivery of this Agreement by electronic means.

18.	Severability

18.1          If any provision of this Agreement or any part of any provision of this Agreement is held under any circumstances to be invalid or unenforceable in any jurisdiction, then:

(a)	such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent;

(b)	the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and

(c)	such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.

Each provision of this Agreement is separable from every other provision of this Agreement, and each provision of this Agreement is separable from every other part of such provision.

19.	Entire Agreement

19.1          Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else. For greater certainty, this Agreement replaces and supersedes that certain finder’s fee agreement between the Company and the Subscriber of even date herewith.

20.	Amendment

20.1          Except as otherwise provided herein, this Agreement may only be amended by the Parties hereto in writing.

21.	Notices

21.1          All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber or the Company shall be directed to their respective addresses on the first page of this Agreement.

22.	Counterparts

22.1          This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1.	Delivery - deliver the certificates to:

113-8020 Ryan Road Richmond BC Canada V7A2E5

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

1396974 BC Ltd.
(name)

113-8020 Ryan Road Richmond BC Canada V7A2E5
(address)

3.	The undersigned hereby acknowledges and agrees that it will deliver to the Company all such additional completed forms in respect of the Subscriber’s acquisition of the Shares as may be reasonably required by the Company or the Company’s legal counsel.

1396974 BC LTD.
(Name of Subscriber – Please type or print)

/s/ Alson Niu
(Signature of Authorized Signatory)

113-8020 Ryan Road
(Address of Subscriber)

Richmond BC Canada V7A2E5
(City, State, ZIP Code of Subscriber)

ACCEPTANCE

The above-mentioned Agreement in respect of the Shares is hereby accepted by GridAI Technologies Corp.

DATED as of the 14 day of May, 2026.

GRIDAI TECHNOLOGIES CORP.

Per:	/s/ Jason D. Sawyer
Authorized Signatory
CEO

EXHIBIT A

Non-U.S. Person Representations

The Subscriber, indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Shares for such Subscriber’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares.

7.	Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.	Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Shares.

DATED May 16, 2026.

X
Signature of individual (if Subscriber is an individual)

/s/ Alson Niu
Authorized signatory (if Subscriber is not an individual)

1396974 BC Ltd.
Name of Subscriber (please print)

Alson Niu
Name of authorized signatory (please print)